Exhibit 99.1

NextNav To Acquire Additional Lower 900 MHz Band Spectrum Licenses

New Licenses Cover an Additional 4 MHz in the lower 900 MHz Band

NextNav’s Combined Spectrum Portfolio will Total 3.5 billion MHz-PoPs at Close

McLean, VA., March 11, 2024 – NextNav (Nasdaq: NN) (“NextNav” or the “Company”) a leader in next generation positioning, navigation, and timing (PNT) and 3D geolocation, today announced it has signed an agreement to acquire spectrum licenses covering an additional 4 MHz in the lower 900 MHz band (902-928) from Telesaurus Holdings GB LLC, and Skybridge Spectrum Foundation. NextNav is acquiring the additional spectrum licenses for a total purchase price of up to $50 million, paid for through a combination of cash and NextNav common stock. The acquired licenses are in the same lower 900 MHz band as NextNav’s current licensed spectrum.

“We are excited to add additional spectrum licenses to our portfolio and following the close of this significant transaction, NextNav’s combined assets will total 3.5 billion MHz-PoPs of low band spectrum,” stated NextNav CEO Mariam Sorond. “Acquiring these licenses in the same lower 900 MHz band as our current licensed spectrum will provide NextNav with broader capacity to advance and strengthen PNT services in the future.”

Per the terms of the agreement, $2.5 million of the purchase price will be paid in cash due within 30 days of the court granting the receiver authority. The remainder will be paid for with NextNav common stock based on the achievement of certain milestones, final license transfer and various regulatory approvals.

The transaction is subject to Court as well as regulatory approvals, including by the Federal Communications Commission.

About NextNav Inc.

NextNav Inc. (Nasdaq: NN) is a leader in next generation positioning, navigation and timing (PNT), enabling a whole new ecosystem of applications and services that rely upon 3D geolocation and PNT technology. Powered by low-band licensed spectrum, NextNav’s positioning and timing technologies deliver accurate, reliable, and resilient 3D PNT solutions for critical infrastructure, GPS resiliency and commercial use cases.

For more information, please visit https://nextnav.com/ or follow NextNav on Twitter or LinkedIn.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to NextNav’s future prospects, developments and business strategies. In particular, such forward-looking statements include the approval by the FCC of the transfer of the licenses, closing of the transactions described herein, the achievement of certain FCC-related milestones, the ability to realize the broader spectrum capacity and the advancement of NextNav’s PNT services, NextNav’s position to drive growth in its 3D geolocation business and expansion of its next generation PNT technologies, the business plans, objectives, expectations and intentions of NextNav, and NextNav’s estimated and future business strategies, competitive position, industry environment and potential growth opportunities. These statements are based on NextNav’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside NextNav’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the risk that the requisite regulatory approvals are not obtained and the closing of the transaction does not occur; (2) the risk that the consummation of the transactions disrupts current plans and operations of NextNav; (3) the ability to recognize the anticipated benefits of the transactions, which may be affected by, among other things, competition, the ability of NextNav to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (4) costs related to the transactions; (5) the possibility that NextNav may be adversely affected by other economic, business and/or competitive factors; and (6) other risks and uncertainties indicated from time to time in other documents filed with the SEC by NextNav. New risks and uncertainties arise from time to time, and it is impossible for NextNav to predict these events or how they may affect the Company. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and NextNav undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Source: NN-FIN

Contacts:

Erica Bartsch

Sloane & Company

ebartsch@sloanepr.com